Item 77C - Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prime Value Obligations Fund, Municipal Obligations Fund and Prime Cash Obligations Fund was held on September 23, 1999. On July 26, 1999, the record date for shareholders voting at the meeting, there were 2,129,862,319 total outstanding shares of the Prime Value Obligations Fund, 509,899,505 total outstanding shares of the Municipal Obligations Fund and 3,196,183,791 total outstanding shares of the Prime Cash Obligations Fund. The following items, which are required to be reported under this Item 77C, were approved by shareholders of the funds and the results of their voting were as follows:

AGENDA ITEM 1:  To elect five Trustees.1

Municipal Obligations Fund

				     SHARES VOTED	       SHARES VOTED
				     FOR                 WITHHELD
Nicholas P. Constantakis     308,562,058	       1,285,396
John F. Cunningham	     308,562,058	       1,285,396
J. Christopher Donahue	     308,562,058	       1,285,396
Charles F. Mansfield	     308,562,058	       1,285,396
John S. Walsh		     308,562,058	       1,285,396


Prime Cash Obligations Fund
					SHARES VOTED	     SHARES VOTED
					FOR            	     WITHHELD
Nicholas P. Constantakis      1,903,382,954	     559,977
John F. Cunningham		1,903,382,954	     559,977
J. Christopher Donahue		1,903,382,954	     559,977
Charles F. Mansfield		1,903,382,954	     559,977
John S. Walsh			1,903,382,954	     559,977



Prime Value Obligations Fund
					SHARES VOTED	     SHARES VOTED
					FOR       		     WITHHELD
Nicholas P. Constantakis      1,184,406,669	     4,078,150
John F. Cunningham		1,184,503,612	     3,981,207
J. Christopher Donahue		1,184,503,612	     3,981,207
Charles F. Mansfield		1,184,503,612	     3,981,207
John S. Walsh			1,184,503,612 	     3,981,207


1 The following Trustees continued their terms: John F. Donahue, Thomas G. Bigley, John T. Conroy, Jr., Lawrence D. Ellis, M.D., Peter E. Madden, John E. Murray, Jr. and Marjorie P. Smuts.



AGENDA ITEM 2:

Municipal Obligations Fund
To approve a proposed amendment and Plan of Reorganization between Money Market Obligations Trust II, on behalf of it series, Municipal Obligations Fund (the "Municipal Fund") and Money Market Obligations Trust, on behalf of its series, Municipal Obligations Fund (the "New Municipal Fund") whereby the New Municipal Fund would acquire all of the assets of the Municipal Fund in exchange for shares of the New Municipal Fund to be distributed pro rata by the Municipal Fund to its shareholders in complete liquidation and termination of the Municipal Fund.

SHARES VOTED	SHARES VOTED	SHARES		BROKER
FOR			AGAINST		ABSTAINING		NON-VOTE
291,381,643		1,044,999		904,413		16,516,399

Prime Cash Obligations Fund
To approve a proposed amendment and Plan of Reorganization between Money Market Obligations Trust II, on behalf of it series, Prime Cash Obligations Fund (the "Prime Cash Fund") and Money Market Obligations Trust, on behalf of its series, Prime Cash Obligations Fund (the "New Prime Cash Fund") whereby the New Cash Fund would acquire all of the assets of the Prime Cash Fund in exchange for shares of the New Prime Cash Fund to be distributed pro rata by the Prime Cash Fund to its shareholders in complete liquidation and termination of the Prime Cash Fund.

SHARES VOTED	SHARES VOTED	SHARES		BROKER
FOR			AGAINST		ABSTAINING		NON-VOTE
1,855,098,576	7,139,425		24,202,022		17,502,908

Prime Value Obligations Fund
To approve a proposed amendment and Plan of Reorganization between Money Market Obligations Trust II, on behalf of it series, Prime Value Obligations Fund (the "Prime Value Fund") and Money Market Obligations Trust, on behalf of its series, Prime Value Obligations Fund (the "New Prime Value Fund") whereby the New Value Fund would acquire all of the assets of the Prime Value Fund in exchange for shares of the New Prime Value Fund to be distributed pro rata by the Prime Value Fund to its shareholders in complete liquidation and termination of the Prime Value Fund.

SHARES VOTED	SHARES VOTED	SHARES		BROKER
FOR			AGAINST		ABSTAINING		NON-VOTE
1,051,986,244	20,628,726		16,208,046		99,661,803


The Definitive Proxy Statement for the Special Meeting held on September 23, 1999, was filed with the Securities and Exchange Commission on August 10, 1999, and is incorporated by reference (File No. 811-7364).